SCHEDULE "B"

                    EXCHANGE AND VOTING AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 22 day of April 1999.

AMONG:
                WARWICK ACQUISITION CORPORATION, a corporation subsisting under the laws of the State of Delaware

         (hereinafter referred to as the "Parent")

AND:
                THINWEB SOFTWARE, INC., a corporation incorporated under the laws of Nova Scotia

         (hereinafter referred to as the "Purchaser"),

AND:
                STOCKTRANS, INC., having a business address at 7
                East Lancaster Ave. Ardmore, Pennsylvania 19003-2318

         (hereinafter referred to as the "Trustee").

AND:
                EACH OF THOSE PERSONS holding shares of the purchaser, as listed in Appendix "A" hereto

                (hereinafter referred to as the "Shareholders")

W H E R E A S:
        A. The Purchaser is the wholly owned subsidiary of the Parent;

B. Pursuant to a share exchange and share purchase agreement dated as of April 22, 1999 (the "Purchase Agreement") by and among the Parent, the Purchaser, Thinweb Software, Inc.. ("Thinweb Inc.") and, the Shareholders, the Purchaser acquired all of the 16,916,344 issued and outstanding common shares of Thinweb Inc. from the Shareholders in consideration of among other things: (i) the Purchaser issuing to the Shareholders 16,916,344 Exchangeable Non-Voting Shares (as herein defined), and (ii) the Parent, granting to each Shareholder Voting Rights (as herein defined) in the Parent on the basis of each Shareholder having an equivalent number of votes in the Parent as the number of Exchangeable Non-Voting Shares held by such Shareholder;

C. As security for the Parent's covenant to issue common shares in its capital stock in exchange for Exchangeable Non-Voting Shares, the Parent agreed to issue 16,916,344 common shares (as herein defined as the "Parent Common Shares") to the Trustee; and

D. In accordance with the Purchase Agreement, this Agreement stipulates the means by which: (i) the Shareholders have voting rights in the Parent; ii) the Trustee holds the Parent Common Shares for the Shareholders; and (iii) the Shareholders exercise their rights of conversion of the Exchangeable Non-Voting Shares,

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                              ARTICLE 1

                    DEFINITIONS AND INTERPRETATION

DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

"AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

"AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares pursuant to Section 4.12 hereof.

"BOARD OF DIRECTORS" means the Board of Directors of the Purchaser.

"BUSINESS DAY" means a day other than a Saturday, Sunday or a day when banks are not open for business in Nova Scotia;

"CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the exchange rate on such date for such foreign currency expressed in Canadian dollars as reported in The Wall Street Journal under "Currency Trading; Exchange Rates" or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

"CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of closing price of Parent Common Shares on the day before such date, on such stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"EXCHANGEABLE NON-VOTING SHARES" means the Class "A" exchangeable, non-voting, participating common shares without par value in the capital stock of the Purchaser, including the 16,916,344 shares issuable under the Purchase Agreement.

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attached to the Exchangeable Non-Voting Shares as set forth in Schedule "G" to the Purchase Agreement.

"INSOLVENCY EVENT" means the institution by the Purchaser of any proceeding to be adjudicated bankrupt or insolvent or to be dissolved or wound up, or the consent of the Purchaser to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Purchaser to contest in good faith any such proceedings commenced in respect of the Purchaser within fifteen (15) days of becoming aware thereof, or the consent by the Purchaser to the filing of any such petition or to the appointment of a receiver, or the making by the Purchaser of a general assignment for the benefit of creditors, or the admission in writing by the Purchaser of its inability to pay its debts generally as they become due, or the Purchaser not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 27.6 (e) of the Exchangeable Share Provisions.

"INSOLVENCY EXCHANGE RIGHT" has the meaning ascribed thereto in
Section 4.1.

"LIQUIDATION EVENT" has the meaning ascribed thereto in Section 4.12.

"LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in Section 4.12(c).

"LIST" has the meaning ascribed thereto in Section 3.8.

"OFFICER'S CERTIFICATE" means, with respect to the Parent or the Purchaser, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other officer of the Parent or the Purchaser, as the case may be.

"PARENT COMMON SHARES" means the shares of common stock of the Parent, without par value, having voting rights of one vote per share, and any other securities into which such shares may be changed.

"PARENT CONSENT" has the meaning ascribed thereto in Section 3.2.

"PARENT MEETING" has the meaning ascribed in Section 3.2.

"PARENT SUCCESSOR" has the meaning ascribed thereto in Section 11.1(a).

"PURCHASE AGREEMENT" means the Purchase Agreement between the Parent , the Purchaser, Thinweb Inc., and the Shareholders named therein, dated as of the same date hereof.

"PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"RETRACTED SHARES" has the meaning ascribed thereto in Section 4.7.

"SHAREHOLDERS" means the registered holders from time to time of Exchangeable Non-Voting Shares, other than the Parent and its Affiliates, as listed in Appendix "A" hereto.

"SHAREHOLDER VOTES" has the meaning ascribed thereto in Section 3.2.

"SUPPORT AGREEMENT" means that certain support agreement made as of the same date hereof between the Purchaser and the Parent, which agreement is attached as Schedule "I" to the Purchase Agreement.

"TRUST" means the trust created by this Agreement.

"TRUST ESTATE" means the Trust Shares and any other securities, money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

"TRUST SHARES" has the meaning ascribed thereto in Section 2.2.

"TRUSTEE" means Stocktrans,  Inc., and subject to the provisions of
Article 9, includes any successor trustee.

"VOTING RIGHTS" has the meaning ascribed thereto in Section 3.1.

INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                              ARTICLE 2

                             TRUST SHARES

2.1 ESTABLISHMENT OF TRUST. One purpose of this Agreement is to create the Trust for the benefit of the Shareholders, as herein provided. The Trustee will hold the Parent Common Shares acquired pursuant to the requirements of the Purchase Agreement, Exchangeable Share Provisions and Support Agreement both to support the Parent's and the Purchaser's obligations thereunder in the event of default and, only if required by applicable law, to provide a mechanism for Shareholders of each Exchangeable Non-Voting Share to direct the voting of a corresponding Parent Common Share held by the Trustee.

2.2 ISSUE AND OWNERSHIP OF THE PARENT COMMON SHARES. Upon execution of this Agreement, the Parent shall transfer to the Trustee a number of Parent Common Shares equal to the number of Exchangeable Non-Voting Shares issued to Shareholders under the Purchase Agreement, such shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Shareholders and in accordance with the provisions of this Agreement. From time to time, the Parent shall transfer additional shares of Parent Common Shares to the Trustee as required under the Purchase Agreement, Exchangeable Share Provisions and Support Agreement, also to be held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Shareholders and in accordance with the provisions of this Agreement. All Parent Common Shares so transferred by the Parent to the Trustee pursuant to this Section 3.1 shall hereafter be referred to as the "Trust Shares". The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Shareholders of good and valuable consideration (and the adequacy thereof) for the issuance of the Trust Shares by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Trust Shares and, subject to the terms hereof, shall be entitled to exercise all of the rights and powers of an owner with respect to the Trust Shares, provided that the Trustee shall:

(a) hold the Trust Shares and the rights associated therewith as conveyed by this Agreement as trustee solely for the use and benefit of the Shareholders in accordance with the provisions of this Agreement; and

(b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Trust Shares and the Trust Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.


                              ARTICLE 3

                                VOTING

3.1     VOTING RIGHTS.   The Parent will grant to the Shareholders,
by requisite shareholder or director resolutions, the right for each Shareholder to receive notice and attend each Parent Meeting and to consent to or to vote in person or by proxy, on any matter, question or proposition whatsoever that may properly come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent (in each case, as hereinafter defined) (the "Voting Rights") on the basis of one Voting Right for every one Exchangeable Non-Voting Share held by a Shareholder, as if and to the same extent and effect as if the Shareholder held an equivalent number of Parent Common Shares. The Voting Rights shall be and remain vested in and exercised by the Shareholders.

3.2 NUMBER OF VOTES. With respect to all meetings of stockholders of the Parent at which holders of shares of Parent Common Shares are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by the Parent from its stockholders including the holders of shares of Parent Common Shares (a "Parent Consent"), each Shareholder shall be entitled to cast and exercise, in the manner instructed, the Voting Rights ordinarily attributable to one Parent Common Share for each Exchangeable Non-Voting Share owned of record by such Shareholder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Shareholder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

3.3 LEGENDED SHARES CERTIFICATES. The Purchaser will cause each certificate representing Exchangeable Non-Voting Shares to bear an appropriate legend notifying the Shareholders of their right to a number of votes in the Parent as is equal to the number of shares represented by the Exchangeable Non-Voting Share certificates.

3.4 SAFEKEEPING OF CERTIFICATES. The certificate(s) representing the Trust Shares shall at all times be held in safe keeping by the Trustee or its agent.

3.5 MAILINGS TO SHAREHOLDERS OF EXCHANGEABLE NON-VOTING SHARES. With respect to each Parent Meeting and Parent Consent, the Parent will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Shares, to each of the Shareholders named in the List (as defined below) on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

(a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

(b) a statement that such Shareholder is entitled to the exercise of the Shareholder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, and to attend such Parent Meeting and to exercise personally the Shareholder Votes thereat;

(c) a statement as to the manner in which to give a proxy to a designated agent or other representative of the management of the Parent to exercise such Shareholder Votes; and

(d) a statement of (i) the time and date by which such must be received by the Parent in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such proxies.

For the purpose of determining Shareholder Votes to which a Shareholder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Non-Voting Shares owned of record by the Shareholder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent.

3.6 COPIES OF STOCKHOLDER INFORMATION. The Parent will deliver to the Shareholders copies of all proxy materials (including notices of Parent Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Shares.

3.7 OTHER MATERIALS. Immediately after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver copies thereof to each Shareholder as soon as possible thereafter.

3.8 LIST OF PERSONS ENTITLED TO VOTE. The Purchaser shall (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consents and (b) forthwith upon each request made at any time by the Trustee or the Parent in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Shareholders arranged in alphabetical order and showing the number of Exchangeable Non-Voting Shares held of record by each such Shareholder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Parent promptly after receipt by the Purchaser of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Parent to perform its obligations under this Agreement. The Parent agrees to give the Purchaser written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Purchaser to perform its obligations under this Section 3.8.

3.9 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Parent to the Shareholders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Shares) to each Shareholder at its address as shown on the books of the Purchaser. The Purchaser shall provide or cause to be provided to the Parent for this purpose, on a timely basis and without charge or other expense current lists of the Shareholders.

3.10 TERMINATION OF VOTING RIGHTS. All of the rights of a Shareholder with respect to the Shareholder Vote exercisable in respect of each Exchangeable Non-Voting Share held by such Shareholder shall be deemed to be surrendered by the Shareholder to the Parent and such Shareholder Votes and the Voting Rights represented thereby shall cease immediately upon the exchange, retraction or redemption of the Exchangeable Non-Voting Shares by or from the Shareholder.

3.11    ALTERNATIVE VOTING RIGHTS.    In the event it is alleged or
determined by any chairman at a shareholders' meeting, the board of directors of the Parent, a shareholder, or by any corporate or third party action or securities or judicial authority having jurisdiction that the Shareholders are not properly entitled to vote the Shareholder Votes or the Voting Rights, for whatever reason, then at the sole discretion and judgment of a Shareholder, such Shareholder may elect to suspend such Shareholder's exercise of the Shareholder Votes or the Voting Rights and direct the Trustee, as the holder of record of the Trust Shares, to be entitled to all of the Voting Rights attributable to such Trust Shares. The Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this section 3.11 from Shareholders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Shareholder with respect to the Voting Rights to which such Shareholder is entitled, the Trustee shall not exercise or permit the exercise of such Shareholder's Voting Rights.

Any Shareholder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee with respect to the exercise of the Shareholder Votes to which such Shareholder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Shareholder Votes to which such Shareholder is entitled except, in each case, to the extent that such Shareholder has transferred the ownership of any Exchangeable Non-Voting Shares in respect of which such Shareholder is entitled to Shareholder Votes after the close of business on the record date for such meeting or seeking of consent.

In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Shareholder , the Shareholder Votes as to which such Shareholder is entitled to direct the Voting Rights (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Shareholder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Shareholder.

The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Shareholder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Shareholder's request, such representatives shall sign and deliver to such Shareholder (or its designee) a proxy to exercise personally the Shareholder Votes as to which such Shareholder is otherwise entitled hereunder to direct the vote, if such Shareholder either (i) has not previously given the Trustee instructions in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Shareholder exercising such Shareholder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.


                              ARTICLE 4

                EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

4.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. The Parent hereby grants to the Shareholders the right, upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Shareholder all or any part of the Exchangeable Non-Voting Shares held by the Shareholder in accordance with the provisions of this Agreement (the "Insolvency Exchange Right"). The Parent hereby acknowledges receipt from the Shareholders of good and valuable consideration (and the adequacy thereof) for the issuance of the Insolvency Exchange Right to them.

4.2 LEGENDED SHARE CERTIFICATES. The Purchaser will cause each certificate representing Exchangeable Non-Voting Shares to bear an appropriate legend notifying the Shareholders of:

(a) their right with respect to the exercise of the Insolvency Exchange Right in respect of the Exchangeable Non-Voting
        Shares held by a Shareholder; and

(b)     the Automatic Exchange Rights.

4.3 PURCHASE PRICE. The purchase price payable by the Parent for each Exchangeable Non-Voting Share to be purchased by the Parent under the Insolvency Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Non-Voting Share under the Insolvency Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Non-Voting Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Non-Voting Shares in accordance with section 27.3 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with each exercise of the Insolvency Exchange Right, the Parent will provide to the Shareholders an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Non-Voting Share. The purchase price for each such Exchangeable Non-Voting Share so purchased may be satisfied only by delivering or causing to be delivered to the relevant Shareholder, one Parent Common Share and a check for the balance, if any, of the purchase price without interest.

4.4 EXERCISE INSTRUCTIONS. Subject to the terms and conditions set forth herein, a Shareholder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to exercise the Insolvency Exchange Right with respect to all or any part of the Exchangeable Non-Voting Shares registered in the name of such Shareholder on the books of the Purchaser. To cause the exercise of the Insolvency Exchange Right, the Shareholder shall deliver to the Parent, in person or by certified or registered mail the certificates representing the Exchangeable Non-Voting Shares which such Shareholder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Non-Voting Shares under the Company Act (Nova Scotia), and the articles of the Purchaser and such additional documents and instruments as the Parent may reasonably require together with (a) a duly completed form of notice of exercise of the Insolvency Exchange Right, contained on the reverse of or attached to the Exchangeable Non-Voting Share certificates, stating (i) that the Shareholder elects to exercise the Insolvency Exchange Right so as to require the Parent to purchase from the Shareholder the number of Exchangeable Non-Voting Shares specified therein, (ii) that such Shareholder has good title to and owns all such Exchangeable Non-Voting Shares to be acquired by Parent free and clear of all liens, claims and encumbrances, (iii) the name in which the certificates representing Parent Common Shares deliverable in connection with the exercise of the Insolvency Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Purchaser and the Parent of payment) of the taxes (if any) payable as contemplated by Section 4.7 of this Agreement. If only a part of the Exchangeable Non-Voting Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by the Parent under the Insolvency Exchange Right, a new certificate for the balance of such Exchangeable Non-Voting Shares shall be issued to the Shareholder at the expense of the Purchaser.

4.5 DELIVERY OF PARENT COMMON SHARES; EFFECT OF EXERCISE. Promptly, and as soon as reasonably practicable after receipt of the certificates representing the Exchangeable Non-Voting Shares which the Shareholder desires the Parent to purchase under the Insolvency Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Insolvency Exchange Right (and payment of taxes, if any, or evidence thereof), duly endorsed for transfer to the Parent, the Parent shall immediately thereafter upon receipt of such notice deliver or cause to be delivered to the Shareholder of such Exchangeable Non-Voting Shares (or to such other persons, if any, properly designated by such Shareholder), the certificates for the number of Parent Common Shares deliverable in connection with the exercise of the Insolvency Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and checks for the balance, if any, of the total purchase price therefor. The Parent may instruct the Trustee to use the Trust Shares it holds for delivery to the Shareholder under the previous sentence. The Parent shall, immediately upon receipt of such certificates representing the Exchangeable Non-Voting Shares from the Shareholder, deliver the certificates to the registered office of the Purchaser for cancellation. Immediately upon the giving of notice by the Shareholder to the Parent of the exercise of the Insolvency Exchange Right, as provided in this Section 4.5, the closing of the transaction of purchase and sale contemplated by the Insolvency Exchange Right shall be deemed to have occurred, and the Shareholder of such Exchangeable Non-Voting Shares shall be deemed to have transferred to the Parent its right, title and interest in and to such Exchangeable Non-Voting Shares and shall cease to be a Shareholder of such Exchangeable Non-Voting Shares and shall not be entitled to exercise any of the rights of a Shareholder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares (together with a check for the balance, if any, of the total purchase price therefor) is not allotted, issued and delivered by the Parent to such Shareholder (or to such other persons, if any, properly designated by such Shareholder), within five (5) Business Days of the date of the giving of such notice by the Shareholder, in which case the rights of the Shareholder shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by the Parent and any such check is so delivered and paid. Concurrently with such Shareholder ceasing to be a Shareholder of Exchangeable Non-Voting Shares, the Shareholder shall be considered and deemed for all purposes to be the holder of Parent Common Shares delivered to it pursuant to the Insolvency Exchange Right.

4.6 EXERCISE OF INSOLVENCY EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Shareholder has exercised its right under Article 27.6 of the Exchangeable Share Provisions to require the Purchaser to redeem any or all of the Exchangeable Non-Voting Shares held by the Shareholder (the "Retracted Shares") and is notified by the Purchaser pursuant to section 27.6 (a) of the Exchangeable Share Provisions that the Purchaser will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and the Shareholder has not revoked the retraction request delivered by the Shareholder to the Purchaser pursuant to section 27.6 (a) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Shareholder to the Parent to exercise the Insolvency Exchange Right with respect to those Retracted Shares which the Purchaser is unable to redeem. In any such event, the Purchaser hereby agrees with the Shareholder immediately to notify the Parent of such prohibition against the Purchaser redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Parent all relevant materials delivered by the Shareholder to the Purchaser of the Exchangeable Non-Voting Shares (including without limitation a copy of the retraction request delivered pursuant to section 27.6 (a) of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Parent will thereupon exercise the Insolvency Exchange Right with respect to the Retracted Shares that the Purchaser is not permitted to redeem and will purchase such shares in accordance with the provisions of this
Article 4.

4.7 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Non-Voting Shares to the Parent pursuant to the Insolvency Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Shareholder of the Exchangeable Non-Voting Shares so sold without charge to the Shareholder of the Exchangeable Non-Voting Shares so sold; provided, however that such Shareholder (a) shall pay (and neither the Parent, the Purchaser nor the Trustee shall be required to pay) any documentary, stamp, transfer, withholding or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Shareholder, or
(b) shall have established to the satisfaction of the Trustee, the Parent and the Purchaser that such taxes, if any, have been paid.

4.8 NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Purchaser and the Parent shall give written notice thereof to the Trustee and the Shareholders, which notice shall contain a brief statement of the right of the Shareholders with respect to the Insolvency Exchange Right.

4.9 QUALIFICATION OF PARENT COMMON SHARES. The Parent represents and warrants that it has taken all actions and done all things as are necessary under any United States or Canadian federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") as they exist on the date hereof and will in good faith expeditiously take all such actions and do all such things as are necessary under Applicable Laws as they may exist in the future to cause the Parent Common Shares to be issued and delivered pursuant to the Exchangeable Share Provisions, the Insolvency Exchange Right or the Automatic Exchange Rights; provided that all Parent Common Shares will be subject to such resale restrictions as imposed by applicable securities legislation.

4.10 RESERVATION OF PARENT COMMON SHARES. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (a) as is equal to the sum of (i) the number of Exchangeable Non-Voting Shares issued and outstanding from time to time and (ii) the number of Exchangeable Non-Voting Shares issuable upon the exercise of all rights to acquire Exchangeable Non-Voting Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Purchaser and the Parent to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares. To the extent permitted under Article 5 hereof, the Trust Shares may be used to satisfy the Parent's obligations under this Section 4.10.

4.11    AUTOMATIC EXCHANGE ON LIQUIDATION OF THE PARENT

(a) The Parent will give the Trustee and the Shareholders notice of each of the following events (each a "Liquidation
        Event") at the time set forth below:

                (i) in the event of any determination by the board of directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; or

                (ii) immediately, upon the earlier of (A) receipt by the Parent of notice of or (B) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Parent or to effect any other distribution of assets of the Parent notifying its shareholders for the purpose of winding up its affairs.

(b) Such notice shall include a brief description of the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares provided for in Section 4.12(c) and the ability of a Shareholder not to participate in such automatic exchange.

(c) In order that the Shareholders will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date of a Liquidation Event (the "Liquidation Event Effective Date") all of the then outstanding Exchangeable Non-Voting Shares shall be automatically exchanged for Parent Common Shares in the absence of an affirmative written election from a Shareholder not to participate in the automatic exchange received by the Parent before the fifth Business Day before the Liquidation Event Effective Date. To effect such automatic exchange the Parent shall purchase each Exchangeable Non-Voting Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Shareholders, and each Shareholder shall sell the Exchangeable Non-Voting Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of one (1) Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by the Parent delivering or causing to be delivered to the Shareholder one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Non-Voting Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Non-Voting Shares in accordance with section 27.3 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with such automatic exchange, the Parent will provide to the Shareholders an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Non-Voting Share, together with a notice of the anticipated Liquidation Event Effective Date.

(d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares shall be deemed to have occurred, and each Shareholder shall be deemed to have transferred to the Parent all of the Shareholder's right, title and interest in and to its Exchangeable Non-Voting Shares and shall cease to be a Shareholder of such Exchangeable Non-Voting Shares and the Parent shall deliver or cause to be delivered to the Shareholder Parent Common Shares deliverable upon the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares and shall deliver to the Shareholder a check for the balance, if any, of the total purchase price for such Exchangeable Non-Voting Shares. Concurrently with such Shareholder ceasing to be a Shareholder, the Shareholder shall be considered and deemed for all purposes to be the holder of Parent Common Shares issued to it pursuant to the automatic exchange of Exchangeable Non-Voting Shares for Parent Common Shares and the certificates held by the Shareholder previously representing the Exchangeable Non-Voting Shares exchanged by the Shareholder with the Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares delivered to the Shareholder by the Parent pursuant to such automatic exchange prior to the surrender by the Shareholder of the Exchangeable Non-Voting Share certificates. Upon the request of a Shareholder and the surrender by the Shareholder of Exchangeable Non-Voting Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Parent shall deliver or cause to be delivered to the Shareholder certificates representing Parent Common Shares of which the Shareholder is the holder.

4.12    WITHHOLDING RIGHTS.   The Parent will retain tax counsel to
advise the Parent and the Trustee on all income tax and withholding obligations of the Parent, the Trust and the Trustee. The Parent and the Trustee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as the Parent or the Trustee is required or permitted to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986 as amended (the "Code"), the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Shareholder exceeds the cash portion of the consideration otherwise payable to the Shareholder, the Parent or the Trustee is hereby authorized to sell or otherwise dispose of at fair market value such portion of the consideration as is necessary to provide sufficient funds to the Parent or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and shall account to the relevant Shareholder for any balance of such sale proceeds.


                              ARTICLE 5

                              DIVIDENDS

5.1 The holders of Exchangeable Non-Voting Shares will be entitled to participate in all dividends declared by the Purchaser, in accordance with the provisions of the Exchangeable Share
Provisions and the Support Agreement.

5.2 The Trustee hereby expressly waives, for and on its own behalf and on behalf of all Shareholders, all rights to receive dividends of every nature as may be payable to it as holder of the Trust Shares, and the parties acknowledge that the Parent need not include the Trust Shares in its calculations for purposes of determining the payment of dividends, and need not pay or distribute any dividends (either in cash, shares or otherwise) to the Trustee as holder of the Trust Shares, provided however that such waiver may be rescinded by the Trustee upon receipt of notice from a Shareholder that the Purchaser has omitted to pay any dividends otherwise payable or that either the Parent or the Purchaser contests the right of the holders of Exchangeable Non-Voting Shares to receive dividends, or the right to receive dividends on the Exchangeable Non-Voting Shares that are otherwise in doubt whereupon the Parent will pay and the Trustee shall collect all dividends paid on the Trust Shares from time to time until the Trustee receives an Officer's Certificate from the Purchaser certifying that the Purchaser is in compliance with its obligations to pay dividends in accordance with the Exchangeable Share Provisions. Any dividends received by the Trustee on the Trust Shares shall be paid to the Shareholders in the same manner as dividends would have been paid by the Purchaser to the holders of Exchangeable Non-Voting Shares.

5.3 For clarity, the Voting Rights and exchange rights granted by the Parent to the Shareholders hereunder do not in any manner confer any additional rights to the Shareholders, including, but subject to the provisions of the Support Agreement, any rights to receive or participate in dividends declared or paid by the Parent.


                              ARTICLE 6

                          SUPPORT PROVISIONS

6.1 USE OF TRUST SHARES IN CONNECTION WITH SUPPORT AGREEMENT. Pursuant to section 2.11 of the Support Agreement, the Trust Shares provide additional security for the Parent's and the Purchaser's obligations under the Purchase Agreement, the Exchangeable Share Provisions and the Support Agreement. In the event that the Purchaser and the Parent both default on their obligations to acquire the Exchangeable Non-Voting Shares pursuant to the Exchangeable Share Provisions, the Support Agreement, or Article 4 of this Agreement, a Shareholder may provide written notice to the Parent, the Purchaser and the Trustee of such default. If such default is not cured within ten (10) Business Days, the Shareholder may provide written notice to the Trustee of such failure to cure. The Trustee shall then use the Trust Shares to satisfy the Parent's obligation to acquire the Exchangeable Non-Voting Shares as if the Parent had instructed the Trustee to use the Trust Shares for such purpose pursuant to section 4.5 hereof. The Exchangeable Non-Voting Shares acquired by the Trustee in such transaction shall be distributed to the Parent. In the event that the Trustee uses the Trust Shares to so acquire Exchangeable Non-Voting Shares, and if the Parent is obligated to pay any declared but unpaid dividends (or dividends declared on Parent Common Shares which have not been declared on such Exchangeable Non-Voting Shares in accordance with section 27.3 of the Exchangeable Share Provisions), the Parent shall remain obligated to pay such amount to the Shareholder.

6.2 APPLICATION OF TRUST SHARES. At such time as either the Purchaser or the Parent acquires Exchangeable Non-Voting Shares from a Shareholder, it shall provide the Trustee with an Officer's Certificate specifying (i) the former Shareholder, (ii) the number of Exchangeable Non-Voting Shares acquired, (iii) the form of the acquisition, designated by the provision of the applicable agreement (Exchangeable Share Provisions, Support Agreement or this Agreement) and (iv) the date of such acquisition. If such certification is made, the Trustee shall distribute to the Parent a number of Trust Shares equal to the number of Exchangeable Non-Voting Shares so acquired by the Parent (or, if so requested by the Parent, distributed such Parent Common Shares to the former Shareholder on behalf of the Parent).


                              ARTICLE 7

                        CONCERNING THE TRUSTEE

7.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a) receiving and depositing the Trust Shares from the Parent as trustee for and on behalf of the Shareholders in accordance with the provisions of this Agreement;

(b) distributing materials to Shareholders as provided in this Agreement;

(c)     holding title to the Trust Estate;

(d) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement; and

(e) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary or appropriate to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. Notwithstanding anything to the contrary herein, the Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon the express written instructions of the Parent, the Purchaser or the Shareholders. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and in accordance with its fiduciary duties to the Shareholders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and, in the absence of such notice, the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 NO CONFLICT OF INTEREST. The Trustee represents to the Purchaser and the Parent that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within ninety
(90) days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9.

7.3 DEALINGS WITH THIRD PARTIES. The Purchaser and the Parent irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with any respective registrars, transfer agents, payment agents or any other person or entity appointed from time to time by the Parent in connection with any matter relating to the Exchangeable Non-Voting Shares and Parent Common Shares; and

(b) requisition, from time to time, (i) from any such registrar, transfer agent payment agent or other person or entity, appointed from time to time by the Parent, as applicable, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the Purchaser, the holder of Parent Common Shares, and any subsequent holder or agent of such shares, the share certificates issuable upon the exercise from time to time of the Insolvency Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 4 hereof. The Purchaser and the Parent irrevocably authorize their respective payment agent, or any other authorized agent appointed from time to time by the Parent to comply with all such requests.

7.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection, during normal business hours, by the Parent and the Purchaser, at the Trustee's principal office in Pennsylvania, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Shareholders.

7.5     INCOME TAX RETURNS AND REPORTS.   The Trustee will allocate
and distribute all income and losses of the Trust to the Shareholders in each year such that the Trust is not in a position to pay any tax or file any tax returns. Shareholders will be individually and personally responsible for all income and losses incurred by the Trust. In this regard, the Parent will retain tax counsel on behalf of the Trust, and agrees to prepare and distribute to each Shareholder all necessary tax forms for them to complete their United States and Canadian tax returns. The Shareholders may obtain the advice and assistance of such experts as they may consider necessary or advisable.

7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Shareholder upon such Shareholder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby.

The Trustee shall not be required to expend any of its own funds or otherwise incur any financial liability in the exercise of any of its rights, powers, duties or authorities, but instead shall be entitled to be fully funded, given security and indemnity in advance as aforesaid.

7.7 ACTIONS BY SHAREHOLDERS. Shareholders shall be entitled to take proceedings in any court of competent jurisdiction to enforce any of their rights hereunder as against the Purchaser and the Parent.

7.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder.

7.9 EVIDENCE AND AUTHORITY TO TRUSTEE. The Purchaser and the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Purchaser and/or the Parent for the Trustee under this Agreement or as a result of any obligation imposed under this Agreement including, without limitation, in respect of the Insolvency Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Purchaser and the Parent forthwith if and when:

(a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Purchaser and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of the Purchaser and/or the Parent, a statutory declaration or a certificate made by persons entitled to sign an Officer's
Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights, the Insolvency Exchange Right or the Automatic Exchange Rights and, except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Purchaser and/or the Parent shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion, report or other paper or document furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10    EXPERTS, ADVISORS AND AGENTS. The Trustee may:

(a) in relation to these presents, act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Purchaser and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid without taxation for costs and fees; and

(b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it,

 (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust without taxation for costs and fees, which compensation reimbursement may be requested to be received in advance prior to undertaking any actions hereunder.

7.11 INVESTMENT OF MONEYS HELD BY THE TRUSTEE. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the State of Pennsylvania, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two (2) years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Purchaser. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any bank, loan or trust company authorized to accept deposits under the laws of the United States, Canada or any state or province thereof, at the rate of interest then current on similar deposits.

7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13 TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST. Except as in this Agreement or otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Purchaser and/or the Parent or the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Shareholder in any Exchangeable Non-Voting Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Shareholder in any Exchangeable Non-Voting Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b) all differences with respect to the Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement. If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.15 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions set forth herein and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Shareholders, subject to all the terms and conditions set forth herein.

7.16 VALIDITY OF CERTIFICATES. If at any time in the performance of its duties under this Agreement, it shall be necessary for the Trustee to receive, accept, act or rely upon any certificate, notice, request, waiver, consent, receipt, direction, affidavit or other paper, writing or document furnished to it and purporting to have been executed or issued by the Purchaser, the Parent or the Shareholders or their authorized officers or attorneys, the Trustee shall be entitled to rely and act upon the genuineness and authenticity of any such writing submitted to it. It shall not be necessary for the Trustee to ascertain whether or not the persons who have executed, signed or otherwise issued, authenticated or receipted such papers, writings or documents have authority to do so or that they are the same persons named therein or otherwise to pass upon any requirement of such papers, writing or documents that may be essential for their validity or effectiveness or upon the truth and acceptability of any information contained therein which the Trustee in good faith believes to be genuine


                              ARTICLE 8

                             COMPENSATION

8.1 FEES AND EXPENSES OF THE TRUSTEE. The Parent, Purchaser and the Shareholders jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses and disbursements, including, without limitation, legal fees and expenses and the reasonable compensation and disbursements of all other advisors, agents and assistants not regularly in its employ and the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that the Parent and the Purchaser shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with gross negligence or willful misconduct. The Trustee shall be obliged to provide only one account or invoice to the Parent from time to time during this Agreement in connection with any services rendered by it under this Agreement on behalf of any of the parties.

                              ARTICLE 9

             INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 INDEMNIFICATION OF THE TRUSTEE. The Parent, Purchaser and the Shareholders jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, partners, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by the Parent or the Purchaser pursuant hereto. Subject to (ii), below, the Parent and the Purchaser shall be entitled to participate at their own expense in the defence and, if the Parent and the Purchaser so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim.
In the event the Parent and/or the Purchaser assume the defence of the Trustee, no settlement of any claim shall be entered into without the prior approval of the Trustee; and the Trustee shall have the right to re-assume the defence of any suit if the Parent or Purchaser fail to actively continue such defence so assumed. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent or the Purchaser; or (ii) the named parties to any such suit include both the Trustee and the Parent; or (iii) the Purchaser and the Trustee shall have been advised by counsel acceptable to the Parent or the Purchaser that there may be one or more legal defences available to the Trustee which are different from or in addition to those available to the Parent or the Purchaser (in which case the Purchaser shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

9.2 LIMITATION OF LIABILITY. The Trustee shall not be liable for any act or omission by it except where such act or omission occurs as a result of the Trustee's gross negligence or willful misconduct. The Trustee shall not be liable for any losses or damages due to the acts or omissions of third parties, including without limitation, the failure by the Parent and/or the Purchaser to comply with its obligations under this Agreement, as the case may be. Under no circumstances shall the Trustee be liable for any special, indirect or consequential losses or damages (including without limitation loss of profits and penalties) whether caused by the Trustee's negligence or that of its employees, agents or otherwise. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, gross negligence, willful misconduct or bad faith on the part of the Trustee.

                              ARTICLE 10

                          CHANGE OF TRUSTEE

10.1 RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and the Purchaser specifying the date on which it desires to resign, provided that such notice shall never be given less than thirty (30) days before such desired resignation date unless the Parent and the Purchaser otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent and the Purchaser shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

10.2 REMOVAL. The Trustee, or any trustee hereafter appointed at any time on thirty (30) days' prior notice by written instrument executed by the Parent and the Purchaser, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee. Any successor trustee to be appointed upon the removal of the Trustee shall be appointed in accordance with the provisions as provided under Section 10.3 of this Agreement.

10.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Parent and the Purchaser and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement with like effect as if originally named as trustee in this Agreement. However, on the written request of the Parent and the Purchaser or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all of the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent and the Purchaser and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein the Parent and the Purchaser shall cause to be mailed notice of the succession of such trustee hereunder to each Shareholder at the address of such Shareholder shown on the register of Shareholders of Exchangeable Non-Voting Shares. If the Parent or the Purchaser shall fail to cause such notice to be mailed within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and the Purchaser.


                              ARTICLE 11

                        THE PARENT SUCCESSORS

11.1    CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.   The
Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

(a) such other person or continuing corporation is a corporation (herein called the "Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

(b) the Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a Agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all of the covenants and obligations of the Parent under this Agreement.

11.2    VESTING OF POWERS IN SUCCESSOR.  Whenever the conditions of
Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Parent Successor and the Purchaser shall execute and deliver the supplemental Agreement provided for in Article 12 and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such the Parent Successor.

11.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation, merger or sale of any wholly-owned subsidiary of the Parent with or into the Parent, the winding-up or merger of any wholly-owned subsidiary of the Parent with or into the Parent, or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent, and nothing herein shall prohibit the Parent in any manner whatsoever from selling, transferring or otherwise disposing of any and all of the assets of the Parent including, without limitation, any and all of the assets of such subsidiary provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned subsidiary of the Parent.


                              ARTICLE 12

             AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an agreement in writing executed by the Purchaser, the Parent and the Shareholders in accordance with section 27.10 of the Exchangeable Share Provisions.

12.2 MEETING TO CONSIDER AMENDMENTS. The Purchaser, at the request of the Parent shall call a meeting or meetings of the Shareholders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Purchaser, the Exchangeable Share Provisions and all applicable laws.

12.3 CHANGES IN CAPITAL OF PARENT OR THE PURCHASER. At all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 of the Support Agreement, as a result of which either Parent Common Shares or the Exchangeable Non-Voting Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Non-Voting Shares or both are so changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

12.4 EXECUTION OF SUPPLEMENTAL AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise than as permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the parties may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of
        Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

(b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Insolvency Exchange Right or the Automatic Exchange Rights which, in the opinion of the Parent and its counsel, will not be prejudicial to the interests of the Shareholders as a whole or are in the opinion of counsel to the Parent necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the parties or this Agreement; and

(c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Parent and its counsel, the rights of the Trustee and the Shareholders as a whole will not be prejudiced thereby.


                              ARTICLE 13

                             TERMINATION

13.1 TERM. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Non-Voting Shares are held by any Shareholder;

(b) each of the Purchaser and the Parent acts in writing to terminate the Trust and such termination is approved by the Shareholders of the Exchangeable Non-Voting Shares in accordance with section 27.10 of the Exchangeable Share Provisions; and

(c)     December 31, 2098.

13.2 SURVIVAL OF AGREEMENT. Subject to the provisions of Section 13.1(b) hereof, this Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Non-Voting Shares outstanding held by any Shareholder; and for clarity, that the provisions of Articles 8 and 9 shall survive any such termination of the Trust or this Agreement.


                              ARTICLE 14

                               GENERAL

14.1 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 INUREMENT. This Agreement shall be binding upon and endure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Shareholders.

14.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

if to the Parent or the Purchaser:
Suite 1405 - 1959 Upper Water Street
Halifax, Nova Scotia B3J 3N2

if to the Trustee at:

                                       Stocktrans, Inc.
                                       7 East Lancaster Ave
                                       Ardmore,

    if to the Shareholders:
                                Suite 1405 - 1959 Upper
                                Water Street
                                Halifax, Nova Scotia B3J

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 NOTICE OF SHAREHOLDERS. Any and all notices to be given and any documents to be sent to any Shareholders may be given or sent to the address of such Shareholder shown on the register of Shareholders in any manner permitted by the by-laws of the Purchaser from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Shareholders.

14.5 RISK OF PAYMENTS BY MAIL. Whenever payments are to be made or documents are to be sent to any Shareholder by the Trustee or by the Purchaser, or by such Shareholder to the Trustee or to the Parent or the Purchaser, the making of such payment or sending of such document sent through the mail shall be at the risk of the Purchaser, in the case of payments made or documents sent by the Trustee or the Purchaser, and the Shareholder, in the case of payments made or documents sent by the Shareholder.

14.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania and the laws of the United States applicable therein, except insofar as it relates to internal governance of the Purchaser, which is to be construed and enforced in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

14.8 ATTORNMENT. The Parent and the Purchaser each agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of Delaware, each waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


WARWICK ACQUISITION CORPORATION

By:
Name:
Title:


THINWEB.COM INC.

By:
Name:
Title:


STOCKTRANS, INC.

By:
Name:
Title:

BUTTERNUT CAPITAL LIMITED

By:
Name:
Title:

INTERNATIONAL SHAREHOLDINGS CORP.

By:
Name:
Title:

SEISMIC INVESTMENTS LTD.

By:
Name:
Title:

AMERY ASSOCIATES INC.

By:
Name:
Title:


CANNON EQUITY LIMITED

By:
Name:
Title:

ANTIGHONISH LIMITED

By:
Name:
Title:


STRATHGLEN CAPITAL LIMITED

By:
Name:
Title:

GREENSTED EQUITIES LIMITED

By:
Name:
Title:

ARRENDADORA SOLARSA S.A.

By:
Name:
Title:

TRANSATLANTIC CO., S.A.

By:
Name:
Title:

CHEETAH SYSTEMS LTD.

By:
Name:
Title:


SHAFTESBURY GLOBAL LIMITED

By:
Name:
Title:

MIDLAND SHAREHOLDINGS LIMITED

By:
Name:
Title:


B. MACLEAN FAMILY TRUST

By:
Name:
Title:

C. REID FAMILY TRUST

By:
Name:
Title:

ENMAN FAMILY INVESTMENT TRUST

By:
Name:
Title:

J. SMYTH FAMILY TRUST

By:
Name:
Title:

T. MACLEAN FAMILY TRUST

By:
Name:
Title:

3024704 NOVA SCOTIA LIMITED

By:
Name:
Title:

EVERGREEN (PRIVATE) TRUST COMPANY

By:
Name:
Title:



SIGNED, SEALED AND DELIVERED
BY DONALD WILE in the presence of:
                                            ___________________________
___________________________________                      DONALD WILE
Signature of Witness
___________________________________
Name of Witness
___________________________________
Address of Witness
___________________________________


SIGNED, SEALED AND DELIVERED
BY GARY HANNAH in the presence of:
                                               ___________________________
___________________________________                      GARY HANNAH
Signature of Witness
___________________________________
Name of Witness
___________________________________
Address of Witness
___________________________________


SIGNED, SEALED AND DELIVERED
BY PAUL LANDRY SR. in the presence of:
                                                ___________________________
___________________________________                      PAUL LANDRY
                                                         SR.
Signature of Witness
___________________________________
Name of Witness
___________________________________
Address of Witness
___________________________________


SIGNED, SEALED AND DELIVERED
BY PAUL LANDRY JR. in the presence of:
                                              ___________________________
___________________________________                      PAUL LANDRY
                                                         JR.
Signature of Witness
___________________________________
Name of Witness
___________________________________
Address of Witness
___________________________________